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Exhibit 99.1

Digimarc Corporation Reports Second Quarter Results

TUALATIN, OR—July 18, 2001—Digimarc Corporation (NASDAQ: DMRC), the world leader in digital watermark technology and applications, today announced its fourth consecutive quarter of record revenues of $4.2 million for the quarter ended June 30, 2001.

These record revenues for the second quarter of 2001 represent a 56 percent increase over the $2.7 million of revenues in the comparable period of 2000. Net loss per share for the second quarter of 2001 was $(0.22) based on 16.64 million weighted average basic and diluted shares outstanding for the quarter. This loss compares with a net loss per share of $(0.48) based on 12.92 million weighted average basic and diluted shares outstanding for the comparable period of 2000.

"Q2 reflected continued progress in strengthening our market segments and expanding the reach of our technology into new business opportunities," said Bruce Davis, Digimarc CEO. "We continue to take a conservative approach in monitoring expenses necessary to achieve our business objectives and revenue forecast. Under the current economic conditions, we are pleased with our overall performance in Q2 and our continuing growth."

Davis continued, "All areas of the business showed steady performance during the second quarter. We are especially pleased to report that we were issued two new patents and received notice of allowance of 12 new patents in copyright protection for print, video and audio watermarking, adding to our already strong portfolio of digital watermarking patents. During the quarter, we further expanded deployment of our connected content solutions as a means to integrate print and online marketing efforts, including entering the trading card and collectors segment in partnership with The Upper Deck Co. and the interactive kiosk markets with NBG Solutions and SeePoint Technology. Within our Media Commerce line of business, there was big news as we laid the foundation for expansion into the video marketplace with the licensing of our watermarking to Philips Digital Networks for broadcast monitoring systems and the establishment of the Video Watermarking Group, which includes Hitachi, Macrovision, NEC, Philips, Pioneer and Sony, to provide copy protection solutions to digital recording devices. Other Q2 highlights include enhancement of the Digimarc MarcSpider® online image tracking through a partnership with Cobion, a leading global online image searching and detection company. Meanwhile, our Secure Documents business line continues to make strides in new product development, as well as strengthening existing partner relationships."

Digimarc will hold its Q2 2001 earnings conference call today, beginning at 5:00 p.m. EST. The call will feature Bruce Davis, CEO, Paul Gifford, president and COO, and E.K. Ranjit, CFO.

As it has in the past, Digimarc will open the event to the general public and the media by broadcasting the call live via the Internet at www.digimarc.com. The broadcast of the Q2 conference call is available at Digimarc's Web address on the "Q2 Earnings Release Conference Call" icon.

This Webcast will also be archived for later listening at www.digimarc.com  or www.streetfusion.com.

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  View Condensed Statement of Operations

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  View Condensed Balance Sheets

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About Digimarc

Digimarc Corp., based in Tualatin, Ore., (NASDAQ: DMRC), is the world leader in digital watermark technology and applications. Digimarc's patented digital watermarking technologies allow digital data to be embedded imperceptibly in traditional and digital media content, including photographic or artistic images, movies, music, packaging, printed materials, promotional items, value documents, tickets, and holograms, among others. The company continues to build a pervasive new communications platform by developing an increasing array of diverse media applications. These applications benefit a broad range of consumers, corporations and government institutions, enhancing the protection of copyrights, security of value documents, management of media, and fostering integrated marketing and e-commerce for many goods and services. Digimarc's leading customers include creative professionals, major media companies and central banks.

The company's products include Digimarc ImageBridge, a means to communicate copyrights in digital images, track the images on the Internet and facilitate online licensing and related e-commerce; Digimarc MediaBridge, a fundamentally new way for consumers to access the Internet, that transforms printed materials into direct portals to relevant destinations on the Internet; and a system, developed in cooperation with a consortium of leading central banks, that deters the use of personal computers in the counterfeiting of value documents. Digimarc is also a member of the Video Watermarking Group (VWM Group), which includes Hitachi, Macrovision, NEC, Philips, Pioneer, and Sony, to provide video copy prevention and play control solutions for digital recording devices. In addition, Digimarc video watermarking technology is being licensed for innovative new applications, such as broadcast monitoring. Digimarc has more than 225 U.S. patents pending and 24 issued. Digimarc's vision is to have its watermarking technology become a standard feature of all media content.

Contacts

E.K. Ranjit
Chief Financial Officer
Digimarc Corporation
(503) 495 4625
(503) 495 4577 Fax
http://www.digimarc.com

John Fread
Director of Public Relations
Digimarc Corporation
(503) 495 4557
(503) 495 4577 Fax]
jfread@digimarc.com

    All statements contained herein that are not statements of historical fact, constitute forward-looking statements and are made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements, including acceptance of our products in the marketplace, are subject to certain assumptions, risks and uncertainties. Although Digimarc believes that the expectations reflected in its forward-looking statements are reasonable, actual results could differ materially from those expectations or from historical results. Such risks and uncertainties are outlined in Digimarc's Annual Report on Form 10-K for 2000 and its most recent Quarterly Report on Form 10-Q, each as filed with the Securities and Exchange Commission. Digimarc is not obligated to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

    Digimarc is a registered trademark of Digimarc Corporation. Other company names herein may be trademarks of their respective owners.

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Digimarc Corporation
Condensed Statements of Operations
(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2001	2000	2001	2000
	(Unaudited)		(Unaudited)
Revenues:
Secure Documents	$2,678	$2,638	$4,953	$5,179
Digimarc MediaBridge	317	26	622	26
Media Commerce	1,212	40	2,367	69

Total Revenues	4,207	2,704	7,942	5,274
Cost of Revenues	2,097	1,821	3,691	3,332

Gross profit	2,110	883	4,251	1,942
	50.2%	32.7%	53.5%	36.8%
Operating expenses
Research, development and engineering	1,413	894	3,091	1,731
Selling, general and administrative	5,481	6,941	11,299	10,295
Stock-based compensation	477	543	1,020	1,086

Total operating expenses	7,371	8,378	15,410	13,112

Operating loss	(5,261)	(7,495)	(11,159)	(11,170)
Other income (expense), net	1,535	1,310	3,558	2,521

Loss before provision for income taxes	(3,726)	(6,185)	(7,601)	(8,649)
Provision for income taxes	—	—	—	—

Net loss	$(3,726)	$(6,185)	$(7,601)	$(8,649)

Net loss per share—basic and diluted	$(0.22)	$(0.48)	$(0.46)	$(0.67)
Weighted average shares—basic and diluted	16,643	12,917	16,526	12,825

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Digimarc Corporation
Condensed Balance Sheets
(in thousands)

	June 30, 2001	December 31, 2000
	(Unaudited)	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$103,520	$72,454
Short-term investments	26,262	63,418
Accounts receivable, net	3,037	1,069
Other current assets	1,370	1,444

Total current assets	134,189	138,925
Property and equipment, net	3,061	3,522
Other assets	23	32

Total assets	$137,273	$142,479

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$2,048	$1,936
Accrued payroll and related costs	861	805
Deferred revenue	920	790
Other current liabilities	219	191

Total current liabilities	4,048	3,722
Other long-term liabilities	32	30
Stockholders' equity	133,193	138,727

Total liabilities and stockholders' equity	$137,273	$142,479

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Exhibit 99.1
Digimarc Corporation Condensed Statements of Operations (in thousands, except per share amounts)
Digimarc Corporation Condensed Balance Sheets (in thousands)